Exhibit 99.1

Steve Madden Announces First Quarter 2020 Results

LONG ISLAND CITY, N.Y., May 28, 2020 – Steve Madden (Nasdaq: SHOO), a leading designer and marketer of fashion-forward footwear, accessories and apparel for women, men and children, today announced financial results for the first quarter ended March 31, 2020.

Amounts referred to as “Adjusted” exclude the items that are described under the heading “Non-GAAP Adjustments.”

The Company reclassified commission and licensing fee income to Total Revenue and reclassified its respective expenses into Operating Expenses from previously labeled Commission and Licensing Fee Income - Net on the Company’s Consolidated Statement of Operations for each period provided.

First Quarter 2020 Review

•	Revenue decreased 13.6% to $359.2 million compared to $415.8 million in the same period of 2019.
•	Gross margin was 37.2% compared to 38.9% in the same period last year.
•	Operating expenses as a percentage of revenue were 41.8% compared to 28.2% of revenue in the same period of 2019. Adjusted operating expenses as a percentage of revenue were 33.2% compared to 28.1% of revenue in the same period of 2019.
•	Loss from operations totaled ($26.2) million, or (7.3%) of revenue, compared to income from operations of $44.7 million, or 10.7% of revenue, in the same period of 2019. Adjusted income from operations was $14.2 million, or 4.0% of revenue, compared to $45.1 million, or 10.8% of revenue, in the same period of 2019.
•	Net loss attributable to Steven Madden, Ltd. was ($17.5) million, or ($0.22) per diluted share, compared to net income attributable to Steven Madden, Ltd. of $34.5 million, or $0.41 per diluted share, in the prior year’s first quarter. Adjusted net income attributable to Steven Madden, Ltd. was $13.0 million, or $0.16 per diluted share, compared to $35.1 million, or $0.42 per diluted share, in the prior year’s first quarter.

Edward Rosenfeld, Chairman and Chief Executive Officer, commented, “After a strong 2019, we got off to a good start to 2020, with revenue and earnings trending above plan through the first two months of the year and very positive consumer reaction to the Spring product in our flagship Steve Madden brand. Beginning in March, however, our business weakened materially due to the effects of the COVID-19 pandemic. Since then, our top priority has been protecting the safety and well-being of our employees and the broader community, followed by ensuring the long-term viability and strength of our business. We entered this crisis with an exceptionally strong balance sheet, but we have nonetheless taken a number of precautionary but significant measures to preserve liquidity and enhance financial flexibility. As we look ahead, we are confident that our strengths – including our brands, business model and balance sheet – will enable us to navigate this crisis and to thrive once conditions normalize.”

Actions Taken In Response to COVID-19

In response to the COVID-19 pandemic, the Company has taken the following precautionary measures to maintain ample liquidity and financial flexibility:

•	Suspended share repurchases;
•	Suspended the quarterly cash dividend;
•	Significantly reduced payroll, non-essential operating expenses, capital expenditures and planned inventory receipts; and
•	Drew down $50 million from its existing credit facility as of May.

First Quarter 2020 Segment Results

Revenue for the wholesale business decreased 13.0% to $302.7 million in the first quarter of 2020, including a 15.0% decline in wholesale footwear and a 5.4% decline in wholesale accessories/apparel. The revenue decline was driven by significant order cancellations in March resulting from the COVID-19 pandemic. Gross margin in the wholesale business decreased to 32.5% compared to 34.5% in last year’s first quarter due to inventory reserves taken as a result of the COVID-19 pandemic.

Retail revenue in the first quarter decreased 15.8% to $52.9 million compared to $62.8 million in the first quarter of the prior year due to the closure in March of all the Company’s retail stores outside of China as a result of the COVID-19 pandemic. Retail gross margin increased to 59.8% in the first quarter of 2020 compared to 58.5% in the first quarter of the prior year due to a benefit recognized in connection with the modification of the Company’s loyalty program, partially offset by inventory reserves taken as a result of the COVID-19 pandemic.

The Company ended the quarter with 224 company-operated retail stores, including eight Internet stores, as well as 30 company-operated concessions in international markets.

The Company’s effective tax rate for the first quarter of 2020 was 29.4% compared to 23.1% in the first quarter of 2019. On an Adjusted basis, the effective tax rate for the first quarter of 2020 was 15.2% compared to 22.6% in the first quarter of 2019.

Balance Sheet and Cash Flow

Prior to the suspension of share repurchases, the Company repurchased 878,817 shares of the Company’s common stock during the first quarter of 2020 for approximately $29.1 million, which includes shares acquired through the net settlement of employee stock awards.

As of March 31, 2020, cash, cash equivalents and marketable securities totaled $245.4 million. Advances from factor totaled $29.1 million.

Fiscal Year 2020 Outlook

Given the continued disruption and uncertainty related to the COVID-19 pandemic, the Company previously withdrew its 2020 revenue and earnings guidance and is not providing guidance at this time.

Non-GAAP Adjustments

Amounts referred to as “Adjusted” exclude the items below.

For the first quarter 2020:

•	$16.8 million pre-tax ($12.8 million after-tax) expense in connection with the impairment of lease right-of-use assets, included in operating expenses.
•	$12.0 million pre-tax ($9.1 million after-tax) expense associated with the impairment of store fixed assets, included in operating expenses.
•	$1.3 million pre-tax ($1.0 million after-tax) expense in connection with benefits provided to furloughed employees, included in operating expenses.
•	$0.7 million pre-tax ($0.5 million after-tax) expense in connection with a provision for a loan receivable, included in operating expenses.

•	$0.1 million pre-tax ($0.1 million after-tax) expense in connection with a provision for early lease termination charges, included in operating expenses.
•	$9.5 million pre-tax ($7.3 million after-tax) expense associated with the impairment of certain trademarks.
•	$0.3 million loss in connection with the impairment of lease right-of-use assets and trademark attributable to noncontrolling interest.

For the first quarter 2019:

•	$0.7 million pre-tax ($0.6 million after-tax) expense in connection with a provision for early lease termination charges, included in operating expenses.
•	$1.6 million pre-tax ($1.4 million after-tax) bad debt expense associated with the Payless ShoeSource bankruptcy, included in operating expenses.
•	$1.9 million pre-tax ($1.4 million after-tax) net benefit associated with the change in a contingent liability and the acceleration of amortization related to the termination of the Kate Spade license agreement as of December 31, 2019, included in operating expenses.

Reconciliations of amounts on a GAAP basis to Adjusted amounts are presented in the Non-GAAP Reconciliation tables at the end of this release and identify and quantify all excluded items.

Conference Call Information

Interested stockholders are invited to listen to the first quarter earnings conference call scheduled for today, May 28, 2020, at 8:30 a.m. Eastern Time. The call will be broadcast live over the Internet and can be accessed by logging onto http://stevemadden.gcs-web.com. An online archive of the broadcast will be available within two hours of the conclusion of the call and will remain available for 12 months following the live call.

About Steve Madden

Steve Madden designs, sources and markets fashion-forward footwear, accessories and apparel for women, men and children. In addition to marketing products under its own brands including Steve Madden®, Dolce Vita®, Betsey Johnson®, Blondo®, Report®, Brian Atwood®, Cejon®, GREATS®, BB Dakota®, Mad Love® and Big Buddha®, Steve Madden is a licensee of various brands, including Anne Klein®, Superga® and DKNY®. Steve Madden also designs and sources products under private label brand names for various retailers. Steve Madden’s wholesale distribution includes department stores, specialty stores, luxury retailers, national chains and mass merchants. Steve Madden also operates 224 retail stores (including eight Internet stores). Steve Madden licenses certain of its brands to third parties for the marketing and sale of certain products, including ready-to-wear, outerwear, eyewear, hosiery, jewelry, fragrance, luggage and bedding and bath products. For local store information and the latest Steve Madden booties, pumps, men’s and women’s boots, fashion sneakers, dress shoes, sandals and more, visit http://www.stevemadden.com.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements regarding revenue and earnings guidance, plans, strategies, objectives, expectations and intentions. Forward-looking statements can be identified by words such as: “may”, “will”, “expect”, “believe”, “should”, “anticipate”, “project”, “predict”, “plan”, “intend”, or “estimate”, and similar expressions or the negative of these expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent the Company’s current beliefs, expectations and assumptions regarding anticipated events and trends affecting its business and industry based on information available as of the time such statements are made. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which may be outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in these forward-looking statements. As such, investors should not rely upon them. Important risk factors include:

•	the Company’s ability to maintain adequate liquidity when negatively impacted by unforeseen events such as an epidemic or pandemic (COVID-19), which may cause disruption to the Company’s business operations and temporary closure of Company-operated and wholesale partner retail stores, resulting in a significant reduction in revenue for an indeterminable period of time;
•	the Company’s ability to accurately anticipate fashion trends and promptly respond to consumer demand;
•	the Company’s ability to compete effectively in a highly competitive market;
•	the Company’s ability to adapt its business model to rapid changes in the retail industry;
•	the Company’s dependence on the retention and hiring of key personnel;
•	the Company’s ability to successfully implement growth strategies and integrate acquired businesses;
•	the Company’s reliance on independent manufacturers to produce and deliver products in a timely manner, especially when faced with adversities such as work stoppages, transportation delays, public health emergencies, social unrest, changes in local economic conditions, and political upheavals as well as meet the Company’s quality standards;
•	changes in trade policies and tariffs imposed by the United States government and the governments of other nations in which the Company manufactures and sells products;
•	disruptions to product delivery systems and the Company’s ability to properly manage inventory;
•	the Company’s ability to adequately protect its trademarks and other intellectual property rights;
•	legal, regulatory, political and economic risks that may affect the Company’s sales in international markets;
•	changes in U.S. and foreign tax laws that could have an adverse effect on the Company’s financial results;
•	additional tax liabilities resulting from audits by various taxing authorities;
•	the Company’s ability to achieve operating results that are consistent with prior financial guidance; and
•	other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to publicly update any forward-looking statement, including, without limitation, any guidance regarding revenue or earnings, whether as a result of new information, future developments or otherwise.

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2020	March 31, 2019

Net sales	$355,684	$410,940
Commission and licensing fee income	3,484	4,848
Total revenue	359,168	415,788
Cost of sales	225,704	253,943
Gross profit	133,464	161,845
Operating expenses	150,194	117,185
Trademark impairment charges	9,518	—
(Loss) / income from operations	(26,248)	44,660
Interest and other income, net	1,046	1,192
(Loss) / income before provision for income taxes	(25,202)	45,852
(Benefit) / provision for income taxes	(7,401)	10,587
Net (loss) / income	(17,801)	35,265
Less: net (loss) / income attributable to noncontrolling interest	(350)	740
Net (loss) / income attributable to Steven Madden, Ltd.	$(17,451)	$34,525

Basic net (loss) / income per share	$(0.22)	$0.43

Diluted net (loss) / income per share	$(0.22)	$0.41

Basic weighted average common shares outstanding	78,875	80,534

Diluted weighted average common shares outstanding	78,875	84,255

Cash dividends declared per common share	$0.15	$0.14

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(In thousands)

		As of
	March 31, 2020	December 31, 2019	March 31, 2019
	(Unaudited)		(Unaudited)

Cash and cash equivalents	$211,138	$264,101	$160,256
Marketable securities	34,271	40,521	61,383
Accounts receivable, net	261,551	254,637	295,880
Inventories	102,265	136,896	115,260
Other current assets	31,567	22,724	28,285
Property and equipment, net	52,206	65,504	63,657
Operating lease right-of-use assets	127,187	155,700	181,896
Goodwill and intangibles, net	314,852	334,058	289,965
Other assets	10,867	4,506	13,172
Total assets	$1,145,904	$1,278,647	$1,209,754

Accounts payable	$76,284	$61,706	$62,564
Operating leases (current & non-current)	158,704	171,796	195,798
Advances from factor	29,100	—	—
Other current liabilities	89,811	180,941	103,584
Contingent payment liability	6,440	9,124	—
Other long-term liabilities	11,941	13,856	17,262
Total Steven Madden, Ltd. stockholders’ equity	761,207	828,501	819,695
Noncontrolling interest	12,417	12,723	10,851
Total liabilities and stockholders’ equity	$1,145,904	$1,278,647	$1,209,754

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED CASH FLOW DATA

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2020	March 31, 2019

Net cash (used in) operating activities	$(39,609)	$(15,754)

Investing Activities
Capital expenditures	(3,301)	(3,399)
Sales of marketable securities, net	3,074	6,165
Net cash (used in) / provided by investing activities	(227)	2,766

Financing Activities
Common stock purchased for treasury	(29,139)	(17,154)
Investment of noncontrolling interest	—	1,283
Proceeds from exercise of stock options	874	722
Cash dividends paid	(12,459)	(12,042)
Advances from factor, net	29,100	—
Net cash (used in) financing activities	(11,624)	(27,191)

Effect of exchange rate changes on cash and cash equivalents	(1,503)	404

Net decrease in cash and cash equivalents	(52,963)	(39,775)

Cash and cash equivalents - beginning of period	264,101	200,031

Cash and cash equivalents - end of period	$211,138	$160,256

STEVEN MADDEN, LTD. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

The Company uses non-GAAP financial information to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. Additionally, the Company believes the information assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that are not indicative of its core business. The non-GAAP financial information is provided in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

Table 1 - Reconciliation of GAAP operating expenses to Adjusted operating expenses
	Three Months Ended
	March 31, 2020	March 31, 2019

GAAP operating expenses	$150,194	$117,185

Expense in connection with impairment of lease right-of-use assets	(16,826)	—

Expense in connection with impairment of store fixed assets	(11,995)	—

Expense in connection with benefits provided to furloughed employees	(1,258)	—

Expense in connection with provision for loan receivable	(697)	—

Expense in connection with provision for early lease termination charges	(142)	(749)

Bad debt expense in connection with the Payless ShoeSource bankruptcy	—	(1,552)

Net benefit in connection with the change in a contingent liability and the acceleration of amortization related to the termination of the Kate Spade license agreement	—	1,868

Adjusted operating expenses	$119,276	$116,752

Table 2 - Reconciliation of GAAP (loss) / income from operations to Adjusted income from operations
	Three Months Ended
	March 31, 2020	March 31, 2019

GAAP (loss) / income from operations	$(26,248)	$44,660

Expense in connection with impairment of lease right-of-use assets	16,826	—

Expense in connection with impairment of store fixed assets	11,995	—

Expense in connection with benefits provided to furloughed employees	1,258	—

Expense in connection with provision for loan receivable	697	—

Expense in connection with provision for early lease termination charges	142	749

Impairment of certain trademarks	9,518	—

Bad debt expense in connection with the Payless ShoeSource bankruptcy	—	1,552

Net benefit in connection with the change in a contingent liability and the acceleration of amortization related to the termination of the Kate Spade license agreement	—	(1,868)

Adjusted income from operations	$14,188	$45,093

Table 3 - Reconciliation of GAAP (benefit) / provision for income taxes to Adjusted provision for income taxes
	Three Months Ended
	March 31, 2020	March 31, 2019

GAAP (benefit) / provision for income taxes	$(7,401)	$10,587

Tax effect of expense in connection with impairment of lease right-of-use assets	4,060	—

Tax effect of expense in connection with impairment of store fixed assets	2,906	—

Tax effect of expense in connection with benefits provided to furloughed employees	298	—

Tax effect of expense in connection with provision for loan receivable	165	—

Tax effect of expense in connection with provision for early lease termination charges	34	188

Tax effect of impairment of certain trademarks	2,254	—

Tax effect of bad debt expense in connection with the Payless ShoeSource bankruptcy	—	170

Tax effect of net benefit in connection with the change in a contingent liability and the acceleration of amortization related to the termination of the Kate Spade license agreement	—	(469)

Adjusted provision for income taxes	$2,316	$10,476

Table 4 - Reconciliation of GAAP net income / (loss) attributable to noncontrolling interest to Adjusted net income / (loss) attributable to noncontrolling interest
	Three Months Ended
	March 31, 2020	March 31, 2019

GAAP net income / (loss) attributable to noncontrolling interest	$(350)	$740

Net loss in connection with impairment of lease right-of-use assets and trademark attributable to noncontrolling interest	307	—

Adjusted net income / (loss) attributable to noncontrolling interest	$(43)	$740

Table 5 - Reconciliation of GAAP net (loss) / income attributable to Steven Madden, Ltd. to Adjusted net income attributable to Steven Madden, Ltd.
	Three Months Ended
	March 31, 2020	March 31, 2019

GAAP net (loss) / income attributable to Steven Madden, Ltd.	$(17,451)	$34,525

After-tax impact of expense in connection with impairment of lease right-of-use assets	12,766	—

After-tax impact of expense in connection with impairment of store fixed assets	9,089	—

After-tax impact of expense in connection with benefits provided to furloughed employees	960	—

After-tax impact of expense in connection with provision for loan receivable	532	—

After-tax impact of expense in connection with provision for early lease termination charges	109	561

After-tax impact of impairment of certain trademarks	7,265	—

Less: Net loss in connection with impairment of lease right-of-use assets and trademark attributable to noncontrolling interest	(307)	—

After-tax impact of bad debt expense in connection with the Payless ShoeSource bankruptcy	—	1,383

After-tax impact of net benefit in connection with the change in a contingent liability and the acceleration of amortization related to the termination of the Kate Spade license agreement	—	(1,399)

Adjusted net income attributable to Steven Madden, Ltd.	$12,963	$35,070

GAAP diluted (loss) / income per share	$(0.22)	$0.41

GAAP diluted weighted average shares outstanding	78,875	84,255

Adjusted diluted income per share	$0.16	$0.42

Adjusted diluted weighted average shares outstanding	82,121	84,255

Contact

Steven Madden, Ltd.

Director of Corporate Development & Investor Relations

Danielle McCoy

718-308-2611

InvestorRelations@stevemadden.com